UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019

PROPHASE LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

621 N. Shady Retreat Road, Doylestown, PA, 18901

(Address of principal executive offices)

(Registrant’s telephone number, including area code): (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 16, 2019, the board of directors of ProPhase Labs, Inc. (the “Company”) appointed Monica Brady as Chief Financial Officer, effective immediately.

Ms. Brady, age 41, has served as the Company’s Chief Accounting Officer since September 2017 and previously served as the Company’s Director of Finance since 2009.

In connection with Ms. Brady’s appointment as Chief Accounting Officer, Ms. Brady’s annual base salary was increased to $142,000.

On January 17, 2019, the Company issued a press release announcing Ms. Brady’s appointment as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

99.1	Press Release dated January 17, 2019

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Ted Karkus
Ted Karkus
Chairman of the Board, Chief Executive Officer and Director

Date: January 17, 2019